Exhibit 99.1

Brigham Exploration Announces 2007 Capital Spending Plan

          AUSTIN, Texas, Feb. 27 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) announced today the approval by its board of directors of a capital expenditure plan for 2007.  Brigham plans to spend approximately $114.9 million on capital expenditures.

          2007 CAPITAL SPENDING PLAN

          We currently plan to spud 22 wells in 2007 with an average working interest of 64%.  Approximately 79%, or $91.2 million, of our 2007 capital budget will fund drilling expenditures, representing a 36% decrease compared to the amount we spent on drilling in 2006.  We plan to operate 92% of our drilling capital expenditures in 2007.  Of our budgeted drilling capital for 2007, approximately 74% is allocated to development drilling while 26% is allocated to exploration wells.  This compares to 63% spent on development drilling and 37% on exploration wells in 2006.  Additionally, we estimate that we will spend approximately $35.5 million in 2007 to develop our proved undeveloped reserves at December 31, 2006, compared to the $65.6 million we spent in 2006.  Our budgeted capital expenditure program for 2007 is as follows:

(In Millions)

Drilling	$91.2
Net land and seismic	11.2

Exploration and development capital expenditures	$102.4
Capitalized interest and G&A	11.5
Other non-oil & gas	1.0

Total	$114.9

          The amount and allocation of actual capital expenditures will depend upon a number of factors, including the impact of oil and gas prices, variances in drilling and service costs, the timing of our drilling wells and variances in forecasted production.

          ONSHORE GULF COAST

          Approximately $64.5 million, or 63%, of our exploration and development capital expenditures for 2007 will be allocated to our Onshore Gulf Coast province.  We plan to operate the drilling of all of the Onshore Gulf Coast wells that we expect to drill in 2007.  Approximately 96% of the exploration and development capital we plan to spend in 2007 in the Gulf Coast province will be allocated to drill nine wells with an average net working interest of 78%, to drill and complete several wells that were in progress at December 31, 2006, and for other various development activities.

          Approximately 79% of the drilling capital budgeted for our Onshore Gulf Coast province is allocated to development activities.  Our 2007 development activities in this province will consist of five Vicksburg wells (100% average net before pay-out working interest), two Southern Louisiana wells (47% average net working interest), to drill and complete wells that were in progress at year end, and for other development activities.

          The remaining 21% of our drilling capital budgeted for our Onshore Gulf Coast province is allocated to exploration activities.  Our 2007 capital allocated to exploration drilling in this province will be used to drill one Southern Louisiana well (59% net working interest), one Frio well (50% net working interest), and to complete a well that was in progress at year end.

          We plan to spend approximately $2.9 million on land and seismic activities in our Onshore Gulf Coast province during 2007.

          ANADARKO BASIN

          Approximately $18.4 million, or 18%, of our exploration and development capital expenditures for 2007 will be allocated to our Anadarko Basin province.  Approximately 76% of this capital will be allocated to drilling four wells with an average net working interest of 78%, to complete two wells that were in progress at December 31, 2006, and for other various development activities.

          Approximately 57% of our planned 2007 drilling capital budgeted for our Anadarko Basin province will be allocated to drill four exploration wells, two of which are Hunton wells.  We will retain a 100% average net working interest in the Hunton wells.

          The remaining 43% of the budgeted drilling capital we plan to spend in our Anadarko Basin province in 2007 is allocated to complete two wells that were in progress at December 31, 2006 and for other various development activities.

          We plan to spend approximately $4.4 million on land and seismic activities in our Anadarko Basin province during 2007.

          ROCKY MOUNTAINS

          Approximately $17.1 million, or 17%, of our exploration and development capital expenditures for 2007 will be allocated to the Rocky Mountains.  Approximately $13.8 million of this capital will be allocated to drill eight development wells that will target the Mowry shale in the Powder River Basin, to complete one Mowry well that was in progress at December 31, 2006, and for other various development activities.  We will retain an average net working interest of 48% in these eight Powder River Basin wells.

          We plan to use the remaining $0.8 million of drilling capital in the Williston Basin.  This capital will be allocated to the completion of one Bakken well that was in progress at December 31, 2006 and for other various development activities.

          We plan to spend approximately $2.5 million on land and seismic activities in the Rocky Mountains in 2007.

          WEST TEXAS AND OTHER

          Approximately $2.4 million, or 2%, of our 2007 exploration and development capital expenditures are allocated to our West Texas and Other province.  Approximately 42% of this capital is allocated to drilling one exploration well with a net working interest of 11% and for other various activities.

          We plan to spend approximately $1.4 million on land and seismic activities in this province in 2007.

          MANAGEMENT COMMENTS

          Bud Brigham, the Chairman and CEO, stated, “In 2006, we made unprecedented long term investments, including very substantial expenditures in land, 3-D seismic, and essentially ‘R&D’ drilling in emerging unconventional plays, that we expect to pay dividends for us in 2007 and subsequent years.  Our 2007 budget is focused on capitalizing on those investments and the associated early encouragement we’ve experienced, such as in the Mowry.  It will also be focused on those plays where we’re enjoying meaningful operating momentum, such as the Vicksburg and Southern Louisiana.”

          Bud Brigham further stated, “Given the outstanding and consistent results we’ve enjoyed in the Vicksburg the last several years, we believe that Vicksburg drilling alone should drive our production and proved developed reserves higher.  Furthermore, this year is unusual in that our development drilling in the Vicksburg, Southern Louisiana and the Mowry provides us with the opportunity to generate substantial growth in total proved reserves, meaningfully impacting our net asset value.”

          About Brigham Exploration

          Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at http://www.bexp3d.com or contact Investor Relations at 512-427-3444.

          Forward Looking Statement Disclosure

          Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward looking statements including our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business‚ our liquidity and ability to finance our exploration and development activities‚ market conditions in the oil and gas industry‚ our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company’s filings with the Securities and Exchange Commission. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently.  All forward looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

          Contact:     Rob Roosa, Finance Manager
                             (512) 427-3300

SOURCE  Brigham Exploration Company
          -0-                                                            02/27/2007
          /CONTACT:  Rob Roosa, Finance Manager of Brigham Exploration Company,  +1-512-427-3300/
          /Web site:  http://www.bexp3d.com /
          (BEXP)